Exhibit -99.23.j.ii

Power of Attorney

STOCKCAR STOCKS MUTUAL FUND, INC.

POWER OF ATTORNEY

 I, the undersigned Director of the Stockcar Stocks Mutual Fund, Inc. and its fund series entitled StockCar Stock Index Fund, a Maryland Corporation, do hereby constitute and appoint Allan Westcott as my true and lawful attorney, with full power to him, to sign for me and in my name and the capacity listed below, amendment No. 19 to the Registration Statement on Form N1-A of such Trust, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney may lawfully do or cause to be done by virtue thereof.

WITNESS my hand on the date set forth below.

/s/ George Schnur

Dated: January 29, 2008

GEORGE SCHNUR

Director